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                                                                   EXHIBIT 23(b)



                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Long-Term Incentive Plan of Fuqua Enterprises, Inc. (formerly VISTA RESOURCES, INC.) and in the related Prospectus of our report dated February 21, 1996, with respect to the consolidated financial statements and schedule of Fuqua Enterprises, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.




                                                            ERNST & YOUNG LLP


Atlanta, Georgia
June 3, 1996